Exhibit 99.1

Ceva, Inc. Announces Second Quarter 2026 Financial Results

Company posts highest licensing and related revenues in three years on strong AI and connectivity demand

ROCKVILLE, MD., August 10, 2026 – Ceva, Inc. (NASDAQ: CEVA), the leading licensor of silicon and software IP for the Smart Edge, today announced its financial results for the second quarter ended June 30, 2026.

Second Quarter Highlights: *

●	Total revenues of $29.0 million, up 13%.
●	Licensing and related revenues of $18.2 million, up 21% and the highest in three years.
●	Ten IP licensing agreements, including two with first-time customers and two directly with OEMs.
●

Royalty revenues of $10.8 million, up 1% year over year and 17% sequentially, supported by strong wireless connectivity shipments, continued ramp of automotive AI programs and improving smartphone royalties.

●	Non-GAAP operating income of $3.1 million and non-GAAP operating margin of 11%, compared with $0.8 million and 3%.

*Unless otherwise stated, all comparisons are to the second quarter 2025.

Amir Panush, Chief Executive Officer of Ceva, commented, “We delivered another strong quarter, with revenue increasing 13% year over year, fueled by licensing and related revenue growing 21% to its highest level in three years. These results reflect the growing strategic importance of proven silicon and software IP as customers accelerate increasingly complex AI and connectivity technologies that enable Physical AI.

Our agreement signed in the quarter with a leading global AI and computing platform company represents an important expansion of our AI customer base. By combining hardware IP, software and system-level expertise, Ceva can deepen its role in customer designs, increase its content opportunity and support larger, longer-term relationships."

Business and Market Highlights

Licensing momentum during the quarter was led by the selection of Ceva’s NeuPro-M NPU IP for next-generation custom AI silicon by a leading global AI and computing platform company. The engagement expands Ceva’s AI licensing business into a new category of platform customer that controls both the hardware and operating-system environment.

Ceva also saw increased adoption of its diverse portfolio of broader connectivity solutions. A high-volume U.S. semiconductor company added to its portfolio a third-party chip based on Ceva’s Wi-Fi 6 and Bluetooth Low Energy IP that was originally developed with another Ceva customer. Separately, an existing U.S. customer expanded its license from an individual baseband component IP to Ceva’s complete baseband processing subsystem.

Overall, Ceva signed ten licensing agreements during the quarter, including two with first-time customers and two directly with OEMs. Additional connectivity agreements were signed with customers across the U.S., Europe, China and the broader Asia-Pacific. Ceva also launched RealSpace Elevate, extending its Microsoft-certified spatial audio technology into the PC gaming market.

Other Second Quarter financial data: *

●	GAAP gross margin was 87%, as compared to GAAP gross margin of 86%
●	GAAP operating loss was $2.1 million, as compared to a GAAP operating loss of $4.5 million
●	GAAP net loss was $2.9 million, as compared to a GAAP net loss of $3.7 million
●	GAAP diluted loss per share was $0.10, as compared to GAAP diluted loss per share of $0.15
●	Non-GAAP gross margin was 88%, as compared to non-GAAP gross margin of 87%
●	Non-GAAP operating income was $3.1 million, as compared to non-GAAP operating income of $0.8 million
●

Non-GAAP net income and non-GAAP diluted earnings per share were $2.3 million and $0.08, respectively, compared with non-GAAP net income and non-GAAP diluted earnings per share of $1.8 million and $0.07, respectively

*Unless otherwise stated, all comparisons are to the second quarter 2025.

Yaniv Arieli, Chief Financial Officer of Ceva, added, "Licensing and related revenues reached $18.2 million in the quarter, while trailing-twelve-month licensing and related revenues increased 13% to $69.6 million, demonstrating sustained momentum in the business. Combined with improving royalty trends and disciplined expense management, this drove non-GAAP operating margin to 11%, up from 3% a year ago, demonstrating the operating leverage inherent in our business model."

Ceva Conference Call

On August 10, 2026, Ceva management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: Ceva)
●	International Participants: Dial +1-412-317-6365 (Access Code: Ceva)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/P3eXEg0zQLb. Please go to the website at least fifteen minutes prior to the call to register.

For those who cannot access the live broadcast, a replay will be available by dialing +1 855-669-9658 or +1 412-317-0088 (access code: 9794488) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on August 17, 2026. The replay will also be available at Ceva's web site at www.ceva-ip.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements about Ceva’s positioning for future growth and to serve as a foundational technology provider for intelligent, connected devices, licensing agreement wins, future industry demand, our market position for the future and future growth in the demand of our products, our forecast of financial measures for the following quarter and 2026, our long term targets and underlying assumptions, our future investments, expectations about future market, the success of our strategies and agreements, visibility into future revenue streams, and Ceva’s focus on expense management and profitability improvement. The risks, uncertainties and assumptions that could cause differing Ceva results include: the effect of intense industry competition; the ability of Ceva's technologies and products incorporating Ceva's technologies to achieve market acceptance; Ceva's ability to meet changing needs of end-users and evolving market demands; the lengthy sales cycle for IP and related solutions; Ceva's ability to diversify royalty streams and license revenues; geopolitical risks and instability, including the impact of tariffs and other trade measures and potential disruptions related to ongoing conflicts in the Middle East; and general market conditions and other risks relating to Ceva's business and industry, including, but not limited to, those that are described from time to time in our SEC filings. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About Ceva, Inc.

Ceva powers the Smart Edge, bridging the digital and physical worlds to bring AI-driven products to life. Our Ceva AI fabric portfolio of silicon and software IP enables devices to Connect, Sense, and Infer – the essential capabilities for the intelligent edge. From 5G, cellular IoT, Bluetooth, Wi-Fi, and UWB connectivity to scalable Edge AI NPUs, AI DSPs, sensor fusion processors and embedded software, Ceva provides the foundational IP for devices that connect, understand their environment, and act in real time.

With more than 21 billion devices shipped and trusted by 400+ customers worldwide, Ceva is the backbone of today’s most advanced smart edge products - from AI-infused wearables and IoT devices to autonomous vehicles and 5G infrastructure. Our differentiated solutions deliver seamless integration into existing design flows, total flexibility to combine solutions based on design needs and ultra‑low‑power performance in minimal silicon footprint, helping customers accelerate development, reduce risk, and bring innovative products to market faster. As technology evolves toward Physical AI, Ceva’s IP portfolio lays the foundation for systems that are always connected, contextually aware, and capable of intelligent, real-time decision-making.

Visit us at www.ceva-ip.com and follow us on LinkedIn, X, YouTube, Facebook, and Instagram.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +972.9.961.3770 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.220.1948 richard.kingston@ceva-ip.com

CEVA, INC. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and related revenues	$18,221	$15,022	$36,041	$30,064
Royalties	10,812	10,656	20,016	19,859

Total revenues	29,033	25,678	56,057	49,923

Cost of revenues	3,646	3,549	7,375	7,036

Gross profit	25,387	22,129	48,682	42,887

Operating expenses:
Research and development, net	19,332	18,758	39,169	36,367
Sales and marketing	3,279	3,322	7,045	6,771
General and administrative	4,743	4,381	9,403	8,314
Amortization of intangible assets	109	150	226	299
Total operating expenses	27,463	26,611	55,843	51,751

Operating loss	(2,076)	(4,482)	(7,161)	(8,864)
Financial income, net	978	2,121	2,855	4,221
Remeasurement of marketable equity securities	24	(208)	88	(262)

Loss before taxes on income	(1,074)	(2,569)	(4,218)	(4,905)
Income tax expense	1,836	1,135	3,151	2,126
Net loss	$(2,910)	$(3,704)	$(7,369)	$(7,031)

Basic and diluted net loss per share	$(0.10)	$(0.15)	$(0.26)	$(0.30)

Weighted-average shares used to compute net loss per share (in thousands):
Basic and diluted	27,996	23,898	27,838	23,832

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. dollars in thousands, except per share data

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(2,910)	$(3,704)	$(7,369)	$(7,031)
Equity-based compensation expense included in cost of revenues	178	166	360	325
Equity-based compensation expense included in research and development expenses	2,658	2,673	5,521	5,139
Equity-based compensation expense included in sales and marketing expenses	713	598	1,430	1,164
Equity-based compensation expense included in general and administrative expenses	1,622	1,465	3,232	2,597
Amortization of intangible assets related to acquisition of businesses	(42)	209	134	417
Costs associated with asset acquisition	60	144	121	288
Loss (income) associated with the remeasurement of marketable equity securities	(24)	208	(88)	262
Non-GAAP net income	$2,255	$1,759	$3,341	$3,161
GAAP weighted-average number of Common Stock used in computation of diluted net loss per share (in thousands)	27,996	23,898	27,838	23,832
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	1,808	1,763	1,809	1,690
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	29,804	25,661	29,647	25,522

GAAP diluted loss per share	$(0.10)	$(0.15)	$(0.26)	$(0.30)
Equity-based compensation expense	$0.18	$0.19	$0.37	$0.38
Amortization of intangible assets related to acquisition of businesses	$0.00	$0.01	$0.00	$0.02
Costs associated with asset acquisition	$0.00	$0.01	$0.00	$0.01
Loss associated with the remeasurement of marketable equity securities	$0.00	$0.01	$0.00	$0.01
Non-GAAP diluted earnings per share	$0.08	$0.07	$0.11	$0.12

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP operating loss	$(2,076)	$(4,482)	$(7,161)	$(8,864)
Equity-based compensation expense included in cost of revenues	178	166	360	325
Equity-based compensation expense included in research and development expenses	2,658	2,673	5,521	5,139
Equity-based compensation expense included in sales and marketing expenses	713	598	1,430	1,164
Equity-based compensation expense included in general and administrative expenses	1,622	1,465	3,232	2,597
Amortization of intangible assets related to acquisition of businesses	(42)	209	134	417
Costs associated with asset acquisition	60	144	121	288
Total non-GAAP operating income	$3,113	$773	$3,637	$1,066

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$25,387	$22,129	$48,682	$42,887
GAAP gross margin	87%	86%	87%	86%

Equity-based compensation expense included in cost of revenues	178	166	360	325
Amortization of intangible assets related to acquisition of businesses	(151)	59	(92)	118
Total non-GAAP gross profit	$25,414	$22,354	$48,950	$43,330
Non-GAAP gross margin	88%	87%	87%	87%

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP operating expenses	$27,463	$26,611	$55,843	$51,751
Equity-based compensation expense included in research and development expenses	(2,658)	(2,673)	(5,521)	(5,139)
Equity-based compensation expense included in sales and marketing expenses	(713)	(598)	(1,430)	(1,164)
Equity-based compensation expense included in general and administrative expenses	(1,622)	(1,465)	(3,232)	(2,597)
Amortization of intangible assets related to acquisition of businesses	(109)	(150)	(226)	(299)
Costs associated with asset acquisition	(60)	(144)	(121)	(288)
Total non-GAAP operating expenses	$22,301	$21,581	$45,313	$42,264

CEVA, INC. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	June 30,	December 31,
	2026	2025 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$44,301	$40,586
Marketable securities and short-term bank deposits	176,419	181,397
Trade receivables, net	22,312	19,495
Unbilled receivables	24,403	29,860
Prepaid expenses and other current assets	15,747	13,498
Total current assets	283,182	284,836
Long-term assets:
Severance pay fund	7,615	7,530
Deferred tax assets, net	228	257
Property and equipment, net	8,784	7,054
Operating lease right-of-use assets	17,068	17,486
Investment in marketable equity securities	143	55
Goodwill	58,308	58,308
Intangible assets, net	700	1,044
Other long-term assets	15,861	11,686
Total assets	$391,889	$388,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,540	$2,418
Deferred revenues	2,692	3,496
Accrued expenses and other payables	21,084	21,026
Operating lease liabilities	2,662	1,743
Total current liabilities	27,978	28,683
Long-term liabilities:
Accrued severance pay	7,832	7,690
Operating lease liabilities	14,762	14,388
Other accrued liabilities	1,072	1,037
Total liabilities	51,644	51,798
Stockholders’ equity:
Common stock	28	28
Additional paid in-capital	348,469	337,966
Treasury stock	0	(1,591)
Accumulated other comprehensive income (loss)	(859)	79
Accumulated deficit	(7,393)	(24)
Total stockholders’ equity	340,245	336,458
Total liabilities and stockholders’ equity	$391,889	$388,256

(*) Derived from audited financial statements.

The Company believes that the presentation of non-GAAP measures in the press release is useful to investors in analyzing the results for the quarters ended June 30, 2026, and 2025 because the exclusion of the applicable expenses may provide a meaningful analysis of the Company’s core operating results and comparison of quarterly results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected in its statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting the Company’s business. The reconciliation of financial measures should not be viewed as a substitute for the Company’s reported GAAP results.

A reconciliation of non-GAAP guidance to the corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP.